UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2016 (February 14, 2016)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

 (Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

As previously reported by Peekay Boutiques, Inc. (the "Company") in a current report filed with the Securities and Exchange Commission on December 17, 2015, the Company's subsidiaries, Christals Acquisition, LLC, Peekay Acquisition, LLC and each of the subsidiaries of Peekay Acquisition, LLC (collectively, the "Loan Parties") entered into the eighth amendment to the financing agreement with their senior secured lenders (the "Financing Agreement") on December 16, 2015, pursuant to which the final maturity date of the Loan Parties' obligations arising under the Financing Agreement was extended to February 15, 2016.

On February 14, 2016, counsel to a majority of the Term A Lenders (as defined in the Financing Agreement), confirmed by email correspondence on behalf of the Term A Lenders holding at least a majority of the Term A Loans (as defined in the Financing Agreement) that the Term A Lenders agree to a preliminary forbearance period until February 22, 2016 at 11:59 PM (ET). The preliminary forbearance period is intended to provide the parties with the time necessary to negotiate a more detailed forbearance agreement with respect to the maturity of the obligations of the Loan Parties arising under the Financing Agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Dated: February 19, 2016	By:	/s/ Lisa Berman
Lisa Berman
Chief Executive Officer